UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2008

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other	0-17171	75-2212772
jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

405 State Highway 121 Bypass Building A, Suite
Suite 110, Lewisville, TX	75067
(Address of principal executive offices)	Zip Code

(972) 219-3330

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

Uranium Resources, Inc. (“URI” or “Company”) entered into definitive purchase agreements (“Purchase Agreements”) with institutional and other accredited investors on May 13, 2008 to raise approximately $14,304,300, before deduction of fees and expenses, through the private placement of 3,295,920 shares of common stock at $4.34 per share, which represents a ten percent discount to the last sale price on May 13, 2008 and warrants to purchase 988,771 shares of common stock at $5.78 per share, which represents a twenty percent premium to the last sale price of the Company’s common shares on May 13, 2008 (the “Offering”).  These warrants expire sixty months after issuance and are exercisable immediately.  In addition, ratchet warrants to purchase shares of common stock at $0.01 per share were issued as part of the private placement.  The ratchet warrants are triggered and become immediately exercisable in the event that the Company should issue shares of common stock at a price below $4.34 per share.  The number of shares that may be purchased upon the exercise of the ratchet warrants is determined by a formula that results in the effective price paid by the investors in this offering being equal to the price paid in a subsequent below $4.34 per share offering. The ratchet warrants expire on the earlier of twelve months following issuance, or ten days after the consummation of the sale of shares of the Company’s common stock which raises in one or more transactions at least $80 million in gross proceeds.

The securities offered will not be registered under the Securities Act of 1933, as amended (“Act”) or any state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements.  URI has agreed to register the shares sold in the transaction, including the shares underlying the warrants (other than the ratchet warrants), for resale on a registration statement to be filed within ten business days after closing under the Act.  Shares underlying the ratchet warrants will not be registered until they are triggered.  In the event that the issuance of shares pursuant to the warrants and ratchet warrants will cause the total shares issued in this private placement to equal twenty percent or more of the Company’s currently outstanding shares of common stock, no shares that will cause such total to be equaled or exceeded will be issued unless the shareholders of the Company approve the issuance.

The net proceeds of the offering will be used for the acquisition, permitting, exploration and development of additional properties in Texas in an effort to extend annual production in 2010 and 2011 at the current rates and for general corporate purposes.

The Company has acquired one property that is a continuation of the ore trend of its Rosita property located in Duval County, Texas.  The acquisition of this property should supplement production in 2010 and 2011 and will also free up known reserves on URI’s existing Rosita property that cannot presently be mined because of their proximity to the property line.  URI believes it will require the drilling of approximately 150 holes to adequately define the ore outline and expects that the property will be permitted as an amendment to its Rosita South permit application.  The permitting process for this property is expected to take approximately eighteen months or longer to complete.

The Company continues to pursue the acquisition of properties that it needs to provide the vast majority of its production goals for 2010 and 2011.

Funds from this offering will also be used to develop properties the Company has under lease in its Kingsville permit area that are expected to begin producing in the second half of 2009.  The commencement of production at these properties is subject to permitting and regulatory approvals which the Company anticipates will require less than six months to secure.

URI currently has several properties under lease which it intends to advance through exploration drilling over the next year using funds from this offering.  If successful, these exploration properties could provide a base for additional production beyond 2011.

The Company is actively pursuing other exploration properties that are in close proximity to and could be processed through our Kingsville and Rosita plants.  URI anticipates that leasing these properties will require significant signing bonuses.

The Company closed the sale of the shares, the warrants and the ratchet warrants on May 16, 2008.

Item 3.02          Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Oppenheimer & Co. Inc. (“Oppenheimer”) has acted as placement agent for the Offering (the “Placement Agent”).  The Placement Agents shall receive compensation for acting as Placement Agent made up of cash compensation equal to 5.5% of the proceeds from the sale of the Common Stock. The Company anticipates receiving net proceeds of approximately $12,800,000, after deducting commissions and estimated expenses.

The securities sold in this private placement were exempt from the registration requirements of the Act, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, based in part upon the Company’s reliance upon the truth and accuracy of each of the representations made by the investors in the Purchase Agreements and that (i) all of the investors were “accredited” within the meaning of Rule 501(a); (ii) the transfer of the securities pursuant to the Purchase Agreements were restricted by the Company in accordance with Rule 502(d); (iii) there were no non-accredited investors in the transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Act within the twelve months preceding the transaction; and (iv) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

A complete copy of each of the (i) form of warrant, (ii) form of ratchet warrant, (iii) form of purchase agreement, and (iv) Amended and Restated Placement Agency Agreement are filed herewith as Exhibits 4.1, 4.2, 10.1, and 10.2 respectively, and are incorporated herein by reference.

Item 8.01          Other Events.

A copy of the Company’s May 14, 2008 press release relating to the Offering is filed herewith as Exhibit 99.1.

A copy of the Company’s May 16, 2008 press release relating to the Offering is filed herewith as Exhibit 99.2.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant
4.2	Form of Ratchet Warrant
10.1	Form of Purchase Agreement, dated May 13, 2008, by and between Uranium Resources, Inc. and each purchaser
10.2	Amended and Restated Placement Agency Agreement dated May 13, 2008, by and between Uranium Resources, Inc. and Oppenheimer & Co. Inc.
99.1	Press Release of Uranium Resources, Inc. issued on May 14, 2008
99.2	Press Release of Uranium Resources, Inc. issued on May 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	May 19, 2008	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer